Exhibit 21

TCF FINANCIAL CORPORATION

Subsidiaries of Registrant

(As of December 31, 2005)

Names under which Subsidiary
Subsidiary	State of Incorporation	Does Business

TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc.
TCF Insurance

TCF Investments, Inc.	Minnesota	TCF Investments, Inc.

TCF Foundation	Minnesota	TCF Foundation

TCF Mortgage Corporation	Minnesota	TCF Mortgage Corporation

TCF Management Corporation	Minnesota	TCF Management Corporation
TCF Real Estate Management (FL)

TCF Agency, Inc.	Minnesota	TCF Agency Minnesota, Inc.
TCF Insurance Agency Minnesota, Inc. (UT)

TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.

Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation
TCF Small Business Leasing

TCF Equipment Finance, Inc.		TCF Equipment Finance, Inc. TCF Leasing, Inc.

TCF National Bank	United States	Great Lakes National Bank Michigan
TCF National Bank – Minnesota
TCF National Bank – Michigan
TCF National Bank – Illinois
TCF National Bank – Wisconsin
TCF National Bank – Lakeshore
TCF National Bank-Colorado
TCF Home Loans

Service Corporation II	Michigan	Service Corporation II

Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC

Golf Course Properties, LLC	Michigan	Golf Course Properties, LLC

TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.

TCF Portfolio Services, Inc.	Minnesota	TCF Portfolio Services, Inc.

TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC

Twin Cactus Development LLC	Minnesota	Twin Cactus Development LLC

TCF International Operations, Inc.	Minnesota	TCF International Operations, Inc.

TCF International Management Services, LLC	Minnesota	TCF International Management Services, LLC

Winthrop Resources Holdings I, LLC	Minnesota	Winthrop Resources Holdings I, LLC